                                                                    Exhibit 10.6

                                                                  EXECUTION COPY

================================================================================

                           TERM LOAN CREDIT AGREEMENT

                          dated as of November 30, 2005

                                      among

                          NETWORK COMMUNICATIONS, INC.,

                         GALLARUS MEDIA HOLDINGS, INC.,

                            THE LENDERS PARTY HERETO

                                       and

                                 CREDIT SUISSE,
                  as Administrative Agent and Collateral Agent

                                   ----------

                                 CREDIT SUISSE,
                   as Sole Bookrunner and Sole Lead Arranger,

                            TD SECURITIES (USA) LLC,
                                 as Co-Arranger,

                            TD SECURITIES (USA) LLC,
                              as Syndication Agent

                                       and

                           WELLS FARGO FOOTHILL, INC.,
                             as Documentation Agent

================================================================================

                                                         [CS&M Ref No. 5865-363]

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                                Table of Contents

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                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Defined Terms............................................      1
SECTION 1.02.   Terms Generally..........................................     40
SECTION 1.03.   Classification of Loans and Borrowings...................     41

                                   ARTICLE II

                                   The Credits

SECTION 2.01.   Commitments..............................................     41
SECTION 2.02.   Loans....................................................     41
SECTION 2.03.   Borrowing Procedure......................................     42
SECTION 2.04.   Evidence of Debt; Repayment of Loans.....................     43
SECTION 2.05.   Administrative Agent Fees................................     43
SECTION 2.06.   Interest on Loans........................................     44
SECTION 2.07.   Default Interest.........................................     44
SECTION 2.08.   Alternate Rate of Interest...............................     44
SECTION 2.09.   Termination of Commitments...............................     44
SECTION 2.10.   Conversion and Continuation of Borrowings................     45
SECTION 2.11.   Repayment of Borrowings..................................     46
SECTION 2.12.   Optional Prepayment......................................     48
SECTION 2.13.   Mandatory Prepayments....................................     48
SECTION 2.14.   Reserve Requirements; Change in Circumstances............     49
SECTION 2.15.   Change in Legality.......................................     50
SECTION 2.16.   Indemnity................................................     51
SECTION 2.17.   Pro Rata Treatment.......................................     52
SECTION 2.18.   Sharing of Setoffs.......................................     52
SECTION 2.19.   Payments.................................................     52
SECTION 2.20.   Taxes....................................................     53
SECTION 2.21.   Assignment of Commitments Under Certain Circumstances;
                Duty to Mitigate.........................................     54
SECTION 2.22.   Incremental Loans........................................     55
SECTION 2.23.   Change of Control........................................     57

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.   Organization; Powers.....................................     59
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                                        i

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                                Table of Contents
                                   (continued)

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SECTION 3.02.   Authorization............................................     59
SECTION 3.03.   Enforceability...........................................     59
SECTION 3.04.   Governmental Approvals...................................     59
SECTION 3.05.   Financial Statements.....................................     59
SECTION 3.06.   No Material Adverse Change...............................     60
SECTION 3.07.   Title to Properties; Possession Under Leases.............     60
SECTION 3.08.   Subsidiaries.............................................     61
SECTION 3.09.   Litigation; Compliance with Laws.........................     61
SECTION 3.10.   Agreements...............................................     61
SECTION 3.11.   Federal Reserve Regulations..............................     61
SECTION 3.12.   Investment Company Act; Public Utility Holding
                Company Act..............................................     62
SECTION 3.13.   Use of Proceeds..........................................     62
SECTION 3.14.   Tax Returns..............................................     62
SECTION 3.15.   No Material Misstatements................................     62
SECTION 3.16.   Employee Benefit Plans...................................     62
SECTION 3.17.   Environmental Matters....................................     63
SECTION 3.18.   Insurance................................................     63
SECTION 3.19.   Security Documents.......................................     63
SECTION 3.20.   Location of Real Property and Leased Premises............     64
SECTION 3.21.   Labor Matters............................................     65
SECTION 3.22.   Solvency.................................................     65

                                   ARTICLE IV

                              Conditions of Lending

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.   Existence; Compliance with Laws; Businesses and
                Properties...............................................     69
SECTION 5.02.   Insurance................................................     69
SECTION 5.03.   Obligations and Taxes....................................     70
SECTION 5.04.   Financial Statements, Reports, etc.......................     70
SECTION 5.05.   Litigation and Other Notices.............................     72
SECTION 5.06.   Information Regarding Collateral.........................     73
SECTION 5.07.   Maintaining Records; Access to Properties and
                Inspections; Maintenance of Ratings......................     73
SECTION 5.08.   Use of Proceeds..........................................     73
SECTION 5.09.   Employee Benefits........................................     74
SECTION 5.10.   Compliance with Environmental Laws.......................     74
SECTION 5.11.   Preparation of Environmental Reports.....................     74
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                                       ii

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                                Table of Contents
                                   (continued)

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SECTION 5.12.   Further Assurances.......................................     74
SECTION 5.13.   Maintenance of Corporate Separateness....................     75

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Limitation on Indebtedness...............................     76
SECTION 6.02.   Limitation on Liens......................................     80
SECTION 6.03.   Limitation on Restricted Payments........................     80
SECTION 6.04.   Limitation on Restrictions on Distributions from
                Restricted Subsidiaries..................................     85
SECTION 6.05.   Limitation on Sales of Assets and Subsidiary Stock.......     87
SECTION 6.06.   Limitation on Affiliate Transactions.....................     88
SECTION 6.07.   Limitation on Line of Business...........................     90
SECTION 6.08.   Merger and Consolidation.................................     90
SECTION 6.09.   Limitation on Sale/Leaseback Transactions................     92
SECTION 6.10.   Impairment of Security Interest..........................     92

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.   Notices..................................................     98
SECTION 9.02.   Survival of Agreement....................................     99
SECTION 9.03.   Binding Effect...........................................     99
SECTION 9.04.   Successors and Assigns...................................     99
SECTION 9.05.   Expenses; Indemnity......................................    103
SECTION 9.06.   Right of Setoff..........................................    104
SECTION 9.07.   Applicable Law...........................................    104
SECTION 9.08.   Waivers; Amendment.......................................    104
SECTION 9.09.   Interest Rate Limitation.................................    105
SECTION 9.10.   Entire Agreement.........................................    106
SECTION 9.11.   WAIVER OF JURY TRIAL.....................................    106
SECTION 9.12.   Severability.............................................    106
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                                       iii

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                                Table of Contents
                                   (continued)

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SECTION 9.13.   Counterparts.............................................    106
SECTION 9.14.   Headings.................................................    106
SECTION 9.15.   Jurisdiction; Consent to Service of Process..............    107
SECTION 9.16.   Confidentiality..........................................    107
SECTION 9.17.   USA PATRIOT Act Notice...................................    108
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                                       iv

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                                Table of Contents
                                   (continued)

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SCHEDULES

Schedule 1.01(a) -- Subsidiary Guarantors
Schedule 1.01(b) -- Existing Liens
Schedule 2.01    -- Lenders and Commitments
Schedule 3.08    -- Subsidiaries
Schedule 3.09    -- Litigation
Schedule 3.17    -- Environmental Matters
Schedule 3.18    -- Insurance
Schedule 3.19(a) -- UCC Filing Offices
Schedule 3.20(b) -- Leased Real Property
Schedule IV(d)   -- Local Counsel
Schedule 6.01    -- Existing Indebtedness

EXHIBITS

Exhibit A -- Form of Administrative Questionnaire
Exhibit B -- Form of Assignment and Acceptance
Exhibit C -- Form of Borrowing Request
Exhibit D -- Form of Guarantee, Collateral and Intercreditor Agreement
Exhibit E -- Form of Term Loan Promissory Note

                    TERM LOAN CREDIT AGREEMENT (this "AGREEMENT") dated as of
               November 30, 2005, among NETWORK COMMUNICATIONS, INC., a Georgia corporation (the "BORROWER"), GALLARUS MEDIA HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), the Lenders (as defined in Article I), and CREDIT SUISSE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

     The Borrower has requested the Lenders to extend credit in the form of Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount not in excess of $50,000,000. The proceeds of the Loans are to be used solely (a) to repay all amounts outstanding under the Existing Credit Agreement, (b) to repay all amounts outstanding in respect of the Existing Senior Subordinated Notes (including accrued interest and any applicable prepayment penalties) and (c) to pay fees and expenses incurred in connection with the Transactions in an aggregate amount of approximately $6,500,000.

     The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ADDITIONAL ASSETS" shall mean (a) any assets used or capable of being used in a Related Business, (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary, or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Related Business.

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in
Section 2.05.

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

     "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AFFILIATE TRANSACTION" shall have the meaning assigned to such term in
Section 6.06(a).

     "AGREEMENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "ANNUAL REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, a fiscal period consisting of four consecutive Quarterly Reporting Periods ending on the last Sunday of March of each calendar year, and (b) after delivery of a Notice of Change of Reporting Period, a fiscal period consisting of twelve consecutive calendar months ending on the date specified in the Notice of Change of Reporting Period.

     "APPLICABLE PERCENTAGE" shall mean, for any day, (a) with respect to any Eurodollar Loan, 2.50% or (b) with respect to any ABR Loan, 1.50%.

     "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of the Restricted Subsidiaries to any Person other than the Borrower or any Subsidiary Guarantor of (a) any Capital Stock of any of the Restricted Subsidiaries (other than directors' qualifying shares) or (b) any other assets of the Borrower or any of the Restricted Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and cash or Temporary Cash Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Foreign Subsidiaries and (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $350,000).

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "ATTRIBUTABLE DEBT" shall mean, in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate then borne by the Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

     "AVERAGE LIFE" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Borrower or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "BORROWER" shall have the meaning assigned to such term in the preamble to this Agreement.

     "BORROWING" shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "BORROWING REQUEST" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAPITAL EXPENDITURES" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure during such period
(i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) constituting reinvestment of the net cash proceeds from sales or other disposition of assets permitted hereby, (iii) made as the purchase price in respect of the purchase of (A) assets constituting all or substantially all the assets of a Person or a line of business, division or segment of a Person or (B) not less than 100% of the Capital Stock (other than directors' qualifying shares) of a Person, (iv) which is contractually required to be, and is, reimbursed in cash by a third party or (v) constituting capitalized interest.

     "CAPITAL LEASE OBLIGATION" shall mean an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CAPITAL STOCK" of any Person shall mean any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     A "CHANGE OF CONTROL" shall be deemed to have occurred if (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower, (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was (i) approved by a vote of the majority of the directors of the Borrower then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved or (ii) approved by Permitted Holders, as the case may be) cease for any reason to constitute a majority of the Board of Directors then in office, (c) the adoption of a plan relating to the liquidation or dissolution of the Borrower, or (d) the merger or consolidation of the Borrower or Holdings with or into another Person or the merger of another Person with or into the Borrower or Holdings, or the sale of all or substantially all the assets of the Borrower or Holdings (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is one or more Permitted Holders or a Person or Persons controlled by one or more of the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Borrower or Holdings, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes a Subsidiary of the transferor of such assets and in the case of a transferee of the Borrower, becomes an obligor in respect of the Loans.

     "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLOSING DATE" shall mean November 30, 2005.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

     "COLLATERAL AGENT" shall have the meaning assigned to such term in the preamble to this Agreement.

     "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. Unless the context shall otherwise require, the term "COMMITMENTS" shall include the Incremental Loan Commitments.

     "COMMODITY AGREEMENT" shall mean any non-speculative agreement entered into by the Borrower or any Restricted Subsidiary in order to hedge for price fluctuations of raw materials used or usable in the ordinary course of business of the Borrower.

     "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of the Borrower dated November 2005.

     "CONSOLIDATED COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive Quarterly Reporting Periods ending prior to the date of such determination for which internal financial statements are available to (b) Consolidated Interest Expense for such period of four consecutive Quarterly Reporting Periods; provided, however, that (i) if the Borrower or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, (ii) if the Borrower or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Borrower or any Restricted Subsidiary shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Borrower or a Restricted Subsidiary during such period,

EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four Quarterly Reporting Periods subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

     "CONSOLIDATED FOREIGN ASSETS" shall mean, as of any date of determination, the total amount of assets (but without duplication) that would appear on a combined balance sheet of the Borrower's Foreign Restricted Subsidiaries, determined on a combined basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, (a) the total interest expense of the Borrower and its consolidated Restricted Subsidiaries; plus (b) to the extent not included in such total interest expense, and to the extent incurred by the Borrower or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Lease Obligations,
(ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net payments pursuant to interest rate Hedging Obligations (including amortization of fees), (vii) dividends accrued in respect of all Disqualified Stock of the Borrower and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Borrower or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Borrower); provided, however, that such dividends will be multiplied by a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Borrower in good faith), (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Borrower or any Restricted Subsidiary (other than a pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary); and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust; less (c) interest income actually received in cash for such period; provided, however, that Securitization Fees and amortization of debt issuance costs shall not be deemed to constitute Consolidated Interest Expense.

     "CONSOLIDATED LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the aggregate amount of (i) Indebtedness of the Borrower and its Restricted Subsidiaries as of such date of determination less (ii) the aggregate amount of cash and cash equivalents of the Borrower and its Restricted Subsidiaries as of such date of determination to (b) EBITDA for the most recent four consecutive Quarterly Reporting Periods for which internal financial statements are available prior to such date of determination (the "REFERENCE PERIOD"); provided, however, that (i) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness and the amount of cash and cash equivalents shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds of such Indebtedness, (ii) if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement unless commitments thereunder are permanently reduced), the aggregate amount of Indebtedness and cash and cash equivalents shall be calculated on a pro forma basis, (iii) if since the beginning of the Reference Period the Borrower or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period, (iv) if since the beginning of the Reference Period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period, and (v) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Borrower or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

     If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four Quarterly Reporting Periods subject to the pro forma calculation to the extent such Indebtedness was incurred solely for working capital purposes.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the net income of the Borrower and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (a) any net income of any Person (other than the Borrower) if such Person is not a Restricted Subsidiary, except that:

          (i) subject to the exclusion contained in clause (d) below, the Borrower's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

          (ii) (A) the Borrower's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash or other property actually paid or contributed by the Borrower or a Restricted Subsidiary to fund such loss and (B) the Borrower's equity in a net loss of an Unrestricted Subsidiary for such period shall be excluded;

     (b) any net income (or loss) of any Person acquired by the Borrower or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

     (c) solely for the purpose of determining the amount available for Restricted Payments under Section 6.03(a)(iii), any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower, except that:

          (i) subject to the exclusion contained in clause (d) below, the Borrower's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause), and

          (ii) the Borrower's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash or other property actually paid or contributed by the Borrower or another Restricted Subsidiary to fund such loss;

     (d) any gain (or loss) realized upon the sale or other disposition of any assets of the Borrower, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (e) any net after-tax extraordinary, unusual or nonrecurring gains, losses, charges or expenses (including severance, relocation, transition and other restructuring costs and litigation settlements or losses);

     (f) the cumulative effect of a change in accounting principles;

     (g) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standards No. 133);

     (h) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards;

     (i) any gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;

     (j) the effect of any non-cash items resulting from any depreciation of software development costs, amortization, write-up, write-down or write-off of existing assets (including intangible assets, goodwill and deferred financing costs) or assets acquired in connection with the Refinancing or any future acquisition, merger, consolidation or similar transaction (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed);

     (k) any income or loss from discontinued operations and any gains or losses on disposal of discontinued operations;

     (l) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 142 and 144 and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141;

     (m) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP; provided, however, that any non-cash item that represents an accrual or reserve for a cash expenditure for a future period shall be treated as an expense in such future period when cash is paid (except to the extent such item would otherwise be excluded under this definition); and

     (n) fees, expenses and charges in connection with the Refinancing; in each case, for such period; provided further, however, that an amount equal to the distributions actually made in respect of such period in accordance with Section 6.03(b)(xix) shall be included as though such amounts had been paid as income taxes for such period. Notwithstanding the foregoing, for the purposes of
Section 6.03 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Borrower or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 6.03(a)(iii)(D).

     "CONSOLIDATED TOTAL ASSETS" shall mean, as of any date of determination, the total amount of assets which would appear on a consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "CREDIT AGREEMENTS" shall mean this Agreement and the Revolving Loan Credit Agreement.

     "CREDIT FACILITIES" shall mean the term loan facility and the incremental term loan facility provided for by this Agreement.

     "CURRENCY AGREEMENT" shall mean any foreign exchange contract, currency derivative, currency swap agreement or other similar agreement with respect to currency values.

     "CURRENT ASSETS" shall mean, at any time, the consolidated current assets (other than cash and Temporary Cash Investments) of the Borrower and the Restricted Subsidiaries.

     "CURRENT LIABILITIES" shall mean, at any time, the consolidated current liabilities of the Borrower and the Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans under the Revolving Loan Credit Agreement and (c) deferred tax liabilities.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DESIGNATED NONCASH CONSIDERATION" shall mean any non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an

Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate of the Borrower. Such Officers' Certificate shall state the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash and the related Net Cash Proceeds are applied as required under Section 6.05.

     "DESIGNATED PREFERRED STOCK" shall mean Preferred Stock of the Borrower or any direct or indirect parent entity of the Borrower (in each case, other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 6.03(a)(iii); provided, however, that if such Preferred Stock is issued by any parent, the proceeds therefrom (net of any costs of issuance) are contributed to the common equity of the Borrower.

     "DISQUALIFIED STOCK" shall mean, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock, or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case on or prior to the 91st day following the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day following the Maturity Date shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Loans and described in Sections 2.13 and 6.05 and Section 2.23, respectively, and (ii) any such requirement only becomes operative after compliance with such terms applicable to the Loans, including the prepayment of any Loans tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "DOMESTIC RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary that is not a Foreign Subsidiary.

     "EBITDA" shall mean, for any period, the sum of Consolidated Net Income; plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) all income tax expense of the Borrower and its consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense of the Borrower and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period), (iv) all other non-cash charges of the Borrower and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (v) any reasonable expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred under this Agreement (in each case whether or not consummated) or pursuant to the Refinancing, (vi) the amount of any business optimization expenses and restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees), (vii) any net gain or loss resulting from Hedging Obligations, (viii) the amount of management, monitoring, consulting and advisory fees and related expenses paid by any direct or indirect parent entity of the Borrower to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement to the extent such payments were actually reimbursed by the Borrower in accordance with Section 6.06(b)(vii), and (ix) Securitization Fees, in each case for such period; less (b) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent either the accrual of revenue in the ordinary course of business or the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "ENVIRONMENTAL LAWS" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

     "ENVIRONMENTAL LIABILITY" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY OFFERING" shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any Parent (excluding Disqualified Stock of the Borrower), other than (a) public offerings with respect to common stock of the Borrower or of any of its direct or indirect parent entities registered on Form S-4 or Form S-8, (b) any such public or private sale that constitutes an Excluded Contribution or (c) an issuance to any Subsidiary of the Borrower.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the Subsidiaries is a "disqualified Person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

     "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

     "EXCESS CASH FLOW" shall mean, for any Annual Reporting Period of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) EBITDA for such Annual Reporting Period and (ii) reductions to noncash working capital of the Borrower and the Restricted Subsidiaries for such Annual Reporting Period (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Annual Reporting Period) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Borrower and the Restricted Subsidiaries with respect to such Annual Reporting Period, (ii) Consolidated Interest Expense for such Annual Reporting Period paid in cash, (iii) Capital Expenditures made in cash during such Annual Reporting Period, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made by the Borrower and the Restricted Subsidiaries during such Annual Reporting Period, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) the amount of management, monitoring, consulting and advisory fees paid in cash during such Annual Reporting Period to the extent added back to EBITDA (pursuant to clause (a)(viii) of the definition of such term) and (vi) additions to noncash working capital for such Annual Reporting Period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Annual Reporting Period).

     "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     "EXCLUDED CONTRIBUTION" shall mean net cash proceeds or the Fair Market Value of other property or assets, in each case received by the Borrower and its Restricted Subsidiaries from (a) contributions to its common equity capital; and
(b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 6.03(a)(iii).

     "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

     "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Loan Agreement dated as of February 11, 2005, as further amended, supplemented or otherwise modified to date, among the Borrower, Holdings, the financial institutions party thereto and Toronto Dominion (Texas), LLC, as administrative agent.

     "EXISTING PIK NOTES" shall mean the 12% senior subordinated pay-in-kind notes due 2013 in an initial aggregate principal amount of $25,000,000 issued by Holdings pursuant to that certain Senior Subordinated Credit Agreement dated as of January 7, 2005, by and between Holdings, as borrower thereunder, and Citicorp Mezzanine III, L.P. (as assignee of Court Square Capital Limited), as lender.

     "EXISTING SENIOR SUBORDINATED NOTES" shall mean the 10% senior subordinated notes due 2012 in an aggregate outstanding principal amount of $30,000,000 issued by the Borrower pursuant to that certain Senior Subordinated Credit Agreement dated as of January 7, 2005, by and among the Borrower, as borrower thereunder, Court Square Capital Limited, as lender, and the guarantors party thereto.

     "FAIR MARKET VALUE" shall mean, with respect to any asset or property, the price which could be negotiated in an arm's length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that, for purposes Section 6.03(a)(iii), if the Fair Market Value of the property or assets in question is so determined to be in excess of $15,000,000, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of

Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person's property and assets, exclusive of goodwill or any similar intangible asset.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTER" shall mean the Fee Letter dated October 18, 2005, between the Borrower and the Administrative Agent.

     "FINANCIAL OFFICER" of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

     "FINANCIAL PERFORMANCE COVENANTS" shall mean the covenants of the Borrower set forth in Sections 6.11 and 6.12 of the Revolving Loan Credit Agreement, as the same may be amended or modified from time to time in accordance with the terms of the Revolving Loan Credit Agreement.

     "FOREIGN BENEFIT EVENT" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $2,000,000 by Holdings or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of the Subsidiaries, or the imposition on Holdings or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $2,000,000.

     "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN PENSION PLAN" shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

     "FOREIGN SUBSIDIARY" shall mean any Restricted Subsidiary of the Borrower that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" shall mean generally accepted accounting principles in the United States of America applied on a consistent basis, including those set forth in:

     (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (b) statements and pronouncements of the Financial Accounting Standards Board;

     (c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (d) the rules and regulations of the Securities and Exchange Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Securities and Exchange Commission.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "GRANTING LENDER" shall have the meaning assigned to such term in Section 9.04(i).

     "GUARANTEE" shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

     "GUARANTEE, COLLATERAL AND INTERCREDITOR AGREEMENT" shall mean the Guarantee, Collateral and Intercreditor Agreement, substantially in the form of Exhibit D, among the Borrower, Holdings, the Subsidiaries party thereto, the Collateral Agent for the benefit of the Secured Parties, the Administrative Agent and the administrative agent under the Revolving Loan Credit Agreement.

     "GUARANTORS" shall mean Holdings and the Subsidiary Guarantors.

     "HAZARDOUS MATERIALS" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

     "HEDGING OBLIGATIONS" of any Person shall mean the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

     "HOLDINGS" shall have the meaning assigned to such term in the preamble to this Agreement.

     "INCREMENTAL BORROWING" shall mean a Borrowing comprised of Incremental Loans.

     "INCREMENTAL LENDER" shall mean a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

     "INCREMENTAL LOAN AMOUNT" shall mean, at any time, the excess, if any, of
(a) $75,000,000 over (b) the aggregate amount of all Incremental Loan Commitments established prior to such time pursuant to Section 2.22.

     "INCREMENTAL LOAN ASSUMPTION AGREEMENT" shall mean an Incremental Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Lenders.

     "INCREMENTAL LOAN COMMITMENT" shall mean the commitment of any Lender, established pursuant to Section 2.22, to make Incremental Loans to the Borrower.

     "INCREMENTAL LOAN MATURITY DATE" shall mean the final maturity date of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

     "INCREMENTAL LOAN REPAYMENT DATES" shall mean the dates scheduled for the repayment of principal of any Incremental Loan, as set forth in the applicable Incremental Loan Assumption Agreement.

     "INCREMENTAL LOANS" shall mean Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Loans may be made in the form of additional Loans or, to the extent permitted by Section 2.22 and provided for in the relevant Incremental Loan Assumption Agreement, Other Loans.

     "INCUR" shall mean issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.01, (a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms and (c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, in each case will not be deemed to be the Incurrence of Indebtedness.

     "INDEBTEDNESS" shall mean, with respect to any Person on any date of determination (without duplication): (a) the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable, (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person, (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business and accrued expenses); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit), (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the liquidation preference with respect to such Preferred Stock (but excluding, in each case, any accrued dividends), (f) all obligations of the type referred to in clauses (a) through
(e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (g) all obligations of the type referred to in clauses (a) through
(f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person) (other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured, and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money, (ii) prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (iv) obligations under or in respect of a Qualified Securitization Financing. Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term "INDEBTEDNESS" will exclude post-closing payment adjustments and indemnification payments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the accreted value thereof at such time.

     "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

     "INDEPENDENT QUALIFIED PARTY" shall mean an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Borrower.

     "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing.

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

     "INVESTMENT" in any Person shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

     For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 6.03, (a) "INVESTMENT" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary (provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation), and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "LENDERS" shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

     "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" shall mean this Agreement, the Security Documents, each Incremental Loan Assumption Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

     "LOAN PARTIES" shall mean the Borrower and the Guarantors.

     "LOANS" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Unless the context shall otherwise require, the term "LOANS" shall include any Incremental Loans made to the Borrower pursuant to clause (b) of Section 2.01.

     "MANAGEMENT AGREEMENT" shall mean the Advisory Agreement dated as of December 12, 2004 among GMH Holding Company, GMH Acquisition Corp. and CVC Management LLC.

     "MARGIN STOCK" shall have the meaning assigned to such term in Regulation
U.

     "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their obligations under any Loan Document or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "MATERIAL INDEBTEDNESS" shall mean (a) Indebtedness incurred by the Borrower or any Guarantor pursuant to the Revolving Loan Credit Agreement and
(b) any other Indebtedness (other than the Loans) or Hedging Obligations, of any one or more of Holdings, the Borrower, any Subsidiary Guarantor or any Significant Subsidiary in an aggregate principal amount exceeding $7,500,000. For purposes of determining Material Indebtedness, the "principal amount" of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or any such Subsidiary would be required to pay if such Hedging Obligations were terminated at such time.

     "MATURITY DATE" shall mean November 30, 2012.

     "MONTHLY REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, any of the initial twelve four-week reporting periods during an Annual Reporting Period or the final four- or five-week reporting period during such an Annual Reporting Period, and (b) after delivery of a Notice of Change of Reporting Period, each monthly period thereafter ending on the last day of such month.

     "MOODY'S" shall mean Moody's Investors Service, Inc., or any successor thereto.

     "MORTGAGED PROPERTIES" shall have the meaning assigned to such term in
Section 5.12(a).

     "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12, each in form and substance reasonably satisfactory to the Collateral Agent.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligation, purchase price adjustment or contingent liability (reasonably estimated by the Borrower to be payable to third parties) associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in (1) productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries, (2) assets constituting all or substantially all the assets of a Person or a line of business, division or segment of a Person or (3) not less than 100% of the Capital Stock (other than directors' qualifying shares) of a Person, in each case within 270 days of receipt of such proceeds, and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be so used at the end of such 270-day period (it being understood that if any portion of such proceeds are not so used within such 270-day period because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiration without giving effect to this clause
(y)), at which time such proceeds shall be deemed to be Net Cash Proceeds; and
(b) with respect to any issuance or incurrence of Indebtedness or any issuance of Capital Stock, the cash proceeds thereof, net of all taxes and customary fees, commissions, discounts, costs and other expenses incurred in connection therewith.

     "NOTICE OF CHANGE OF REPORTING PERIOD" shall mean a written notice delivered to the Administrative Agent by the Borrower stating that, as of the date specified therein, the Borrower will adopt a twelve-month fiscal year ending on either March 31, June 30, September 30 or December 31.

     "OBLIGATIONS" shall mean the Revolving Loan Obligations and the Term Loan Obligations.

     "OFFICER" shall mean the chairman of the board, the president, any vice president, the treasurer or the secretary of the Borrower.

     "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers.

     "OPINION OF COUNSEL" shall mean a written opinion from legal counsel who is acceptable to the Administrative Agent. Such counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

     "OTHER LOANS" shall have the meaning assigned to such term in Section 2.22(a).

     "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PARENT" means Gallarus Media Holdings, Inc., a Delaware corporation and its successors, and each other Person that directly or indirectly owns 100% of the Voting Stock of the Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee, Collateral and Intercreditor Agreement.

     "PERMITTED HOLDERS" shall mean the Sponsor, its Affiliates and/or investment funds under common control with the Sponsor and/or limited partners of the Sponsor for whom the Sponsor has been assigned voting rights.

     "PERMITTED INVESTMENT" shall mean an Investment by the Borrower or any Restricted Subsidiary in:

     (a) the Borrower, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (b) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (c) cash and Temporary Cash Investments;

     (d) receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Borrower or such Restricted Subsidiary;

     (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Sale as permitted pursuant to Section 6.05 or (ii) a disposition of assets not constituting an Asset Sale;

     (i) any Person where such Investment was acquired by the Borrower or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (j) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

     (k) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.01;

     (l) any Person to the extent such Investment exists on the Closing Date, and any extension, modification or renewal of any such Investments existing on the Closing Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

     (m) Investments the payment for which consists of Capital Stock of the Borrower or any of its direct or indirect parent entities (in each case exclusive of Disqualified Stock);

     (n) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

     (o) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a purchase money note, contribution of additional Securitization Assets or an equity interest;

     (p) Investments consisting of the transfer of accounts receivable and related assets; and

     (q) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (q) and outstanding on the date such Investment is made, do not exceed $15,000,000; provided, however, that if an Investment permitted pursuant to this clause (q) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, the lesser of the amount of (i) such Investment and (ii) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time such Person becomes a Restricted Subsidiary, shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (q).

     "PERMITTED LIEN" shall mean, with respect to any Person:

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 1.01(b); provided that such Liens shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien created under the Revolving Loan Credit Agreement; provided that such Liens do not apply to any asset other than Collateral that is subject to a pari passu Lien granted under a Security Document to secure the Term Loan Obligations;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of Holdings, the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition;

          (e) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

          (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

          (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (j) licenses, leases or subleases granted by the Borrower or any Subsidiary to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any Subsidiary;

          (k) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

          (l) Liens arising from precautionary Uniform Commercial Code financing statements filed in respect of operating leases;

          (m) Liens securing Indebtedness incurred in connection with Indebtedness of the Borrower or any Subsidiary arising in connection with the financing by insurance providers of insurance premiums in the ordinary course of business; provided that such Liens attach only to the insurance policies that are the subject of such Indebtedness and the proceeds thereof;

          (n) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary; and

          (o) Liens arising out of judgments or awards in respect of which Holdings, the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $7,500,000 at any time outstanding.

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PREFERRED STOCK", as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "PRIME RATE" shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.

     "PRODUCTS" shall mean any products developed, acquired, produced, marketed or promoted by the Borrower or any of its Subsidiaries in connection with the conduct of a Related Business.

     "QUALIFIED SECURITIZATION FINANCING" shall mean any Securitization Financing of a Securitization Subsidiary that meets the following conditions:
(a) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) and
(iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreements shall not be deemed a Qualified Securitization Financing.

     "QUARTERLY REPORTING PERIOD" shall mean (a) prior to the delivery of a Notice of Change of Reporting Period, any of the first three twelve-week reporting periods beginning on the day after the last Sunday in March of any calendar year and ending in each of June, September and December, respectively, of such calendar year and the immediately following sixteen- or seventeen-week reporting period ending on the last Sunday in March of each calendar year, and
(b) after the delivery of a Notice of Change of Reporting Period, any of the three-month periods ending on March 31, June 30, September 30 and December 31 of each year.

     "REFINANCE" shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" shall mean Indebtedness that Refinances any Indebtedness of the Borrower or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that
(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Borrower or (ii) Indebtedness of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

     "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RELATED BUSINESS" shall mean any business in which the Borrower or any of the Restricted Subsidiaries was engaged on the Closing Date and any business related, ancillary or complementary to such business.

     "RELATED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

     "REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

     "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time.

     "RESPONSIBLE OFFICER" of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

     "RESTRICTED PAYMENT" shall mean, with respect to any Person, (a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (i) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (ii) dividends or distributions payable solely to the Borrower or a Restricted Subsidiary and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Borrower held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Borrower (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Borrower that is not Disqualified Stock); (c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Borrower or any Subsidiary Guarantor (other than (i) from the Borrower or a Restricted Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), or (d) the making of any Investment (other than a Permitted Investment) in any Person.

     "RESTRICTED SUBSIDIARY" shall mean any subsidiary of the Borrower that is not an Unrestricted Subsidiary.

     "REVOLVING LOAN CREDIT AGREEMENT" shall mean the Revolving Loan Credit Agreement dated as of November 30, 2005, among the Borrower, Holdings, the lenders party thereto and Credit Suisse, as administrative agent and collateral agent, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document), including an indenture, governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or successor credit agreements, whether by the same or any other lender, investor or group of lenders or investors.

     "REVOLVING LOAN OBLIGATIONS" shall mean all obligations defined as "Revolving Loan Obligations" in the Guarantee, Collateral and Intercreditor Agreement and the other Security Documents.

     "REVOLVING LOAN SECURED PARTIES" shall have the meaning assigned to such term in the Guarantee, Collateral and Intercreditor Agreement.

     "SALE/LEASEBACK TRANSACTION" shall mean an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary leases it from such Person.

     "SECURED PARTIES" shall mean the Revolving Loan Secured Parties and the Term Loan Secured Parties.

     "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended.

     "SECURITIZATION ASSETS" shall mean any accounts receivable or other revenue streams from Products subject to a Qualified Securitization Financing.

     "SECURITIZATION FEES" shall mean reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

     "SECURITIZATION FINANCING" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such Securitization Assets.

     "SECURITIZATION REPURCHASE OBLIGATION" shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

     "SECURITIZATION SUBSIDIARY" shall mean a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Company makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or

(iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

     "SECURITY DOCUMENTS" shall mean the Mortgages, the Guarantee, Collateral and Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

     "SENIOR INDEBTEDNESS" shall mean, with respect to any person, (a) Indebtedness of such Person, whether outstanding on the Closing Date or thereafter Incurred, and (b) all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above, unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Term Loans or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include: (i) any obligation of such Person to the Borrower or any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments entering such liabilities), or (iv) any Indebtedness or other obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person.

     "SENIOR LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the aggregate amount of (i) Senior Indebtedness of the Borrower and its Restricted Subsidiaries as of such date of determination less (ii) the aggregate amount of cash and cash equivalents of the Borrower and its Restricted Subsidiaries as of such date of determination to (b) EBITDA for the most recent four consecutive Quarterly Reporting Periods for which internal financial statements are available prior to such date of determination (the "REFERENCE PERIOD"); provided, however, that (i) if the transaction giving rise to the need to calculate the Senior Leverage Ratio is an Incurrence of Senior Indebtedness, the amount of such Indebtedness and the amount of cash and cash equivalents shall be calculated after giving effect on a pro forma basis to such Senior

Indebtedness and the use of proceeds of such Senior Indebtedness, (ii) if any Senior Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Senior Leverage Ratio (other than, in each case, Senior Indebtedness Incurred under any revolving credit agreement unless commitments thereunder are permanently reduced), the aggregate amount of Senior Indebtedness and cash and cash equivalents shall be calculated on a pro forma basis, (iii) if since the beginning of the Reference Period the Borrower or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period, (iv) if since the beginning of the Reference Period the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period, and (v) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Borrower or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Senior Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Borrower. If any Senior Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Senior Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Senior Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

     If any Senior Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Senior Indebtedness shall be calculated based on the average daily balance of such Senior Indebtedness for the four Quarterly Reporting Periods subject to the pro forma calculation to the extent such Senior Indebtedness was incurred solely for working capital purposes.

     "SENIOR NOTE DOCUMENTS" shall mean the Senior Note Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

     "SENIOR NOTE INDENTURE" shall mean the Indenture dated as of the date hereof, by and among the Borrower, as issuer, certain of its subsidiaries, as guarantors, and Wells Fargo Bank, N.A., as trustee, pursuant to which the Senior Notes are issued.

     "SENIOR NOTES" shall mean the Borrower's 10 3/4% Senior Notes due 2013, in an initial aggregate principal amount of $175,000,000.

     "SHAREHOLDERS AGREEMENT" shall mean the Securities Purchase and Holders Agreement dated as of January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC co-investors identified therein and the management investors identified therein.

     "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

     "SPC" shall have the meaning assigned to such term in Section 9.04(i).

     "SPECIFIED EQUITY ISSUANCE" shall mean any issuance or sale by Holdings, the Borrower or any of their respective subsidiaries of the Capital Stock of Holdings, the Borrower or any such subsidiary, as applicable, except in each case for (a) any issuance or sale to Holdings, the Borrower or any such subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of Holdings to management or employees of Holdings, the Borrower or any such subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time, (d) any issuance of Capital Stock the Net Cash Proceeds of which are used substantially concurrently to finance an acquisition of assets which constitute all or substantially all of an operating unit of a business, or not less than 100% of the Capital Stock (other than directors' qualifying shares) of a Person engaged in a Related Business, (e) sales or issuances of Capital Stock of Holdings to Parent in connection with a contemporaneous issuance of Capital Stock of Parent to a Permitted Holder and (f) any issuance of Permitted Cure Securities (as defined in the Revolving Loan Credit Agreement) in connection with the exercise by the Borrower of its Cure Right (as defined in the Revolving Loan Credit Agreement) in respect of the Financial Performance Covenants.

     "SPONSOR" shall mean Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership.

     "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

     "STANDARD SECURITIZATION UNDERTAKINGS" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary of the Borrower that are customary in an accounts receivable securitization transaction.

     "STATED MATURITY" shall mean, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBORDINATED OBLIGATION" shall mean, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Loans or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

     "sUBSIDIARY" shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person, or (c) one or more Subsidiaries of such Person.

     "SUBSIDIARY" means, unless the context otherwise requires, a Restricted Subsidiary of the Borrower. For purposes of Sections 3.09, 3.14, 3.16 and 3.17 only, references to Subsidiaries shall be deemed also to be references to Unrestricted Subsidiaries.

     "SUBSIDIARY GUARANTEE" shall mean the Guarantee of any Subsidiary Guarantor set forth in the Guarantee, Collateral and Intercreditor Agreement.

     "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee, Collateral and Intercreditor Agreement.

     "SUCCESSOR BORROWER" shall have the meaning assigned to such term in
Section 6.08(a)(i).

     "SYNTHETIC LEASE" shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

     "SYNTHETIC LEASE OBLIGATIONS" shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

     "TAX PAYMENTS" shall have the meaning assigned to such term in Section 6.03(b)(xviii).

     "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

     "TEMPORARY CASH INVESTMENTS" shall mean any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (b) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard and Poor's, (e) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's, and (f) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "TERM LOAN OBLIGATIONS" shall mean all obligations defined as "Term Loan Obligations" in the Guarantee, Collateral and Intercreditor Agreement and the other Security Documents.

     "TERM LOAN REPAYMENT DATES" shall mean the Repayment Dates and the Incremental Loan Repayment Dates.

     "TERM LOAN SECURED PARTIES" shall have the meaning assigned to such term in the Guarantee, Collateral and Intercreditor Agreement.

     "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by Holdings, the Borrower and the Subsidiaries party thereto of the Senior Note Documents and the issuance of the Senior Notes, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (c) the execution, delivery and performance by Holdings, the Borrower and the Subsidiaries party thereto of the Revolving Loan Credit Agreement, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and the Existing Senior Subordinated Notes, and (e) the payment of related fees and expenses.

     "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

     "UNRESTRICTED SUBSIDIARY" shall mean:

     (a) NCID (Vegas), LLC, NCID (Austin), LLC, NCID (West Palm), LLC, NCID (Seattle), LLC, NCID, LLC and any other subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (b) any subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any subsidiary of the Borrower (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Borrower or any other subsidiary of the Borrower that is not a subsidiary of the subsidiary to be so designated; provided, however, that either (i) the subsidiary to be so designated has total assets of $1,000 or less or (ii) if such subsidiary has assets greater than $1,000, such designation would be permitted under Section 6.03.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) either (A) the Borrower could Incur $1.00 of additional Indebtedness under Section 6.01(a) or (B) the Consolidated Leverage Ratio will not increase as a result of such designation, and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "USA PATRIOT ACT" shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

     "VOLUNTARY PREPAYMENT" shall mean a prepayment of principal of Loans pursuant to Section 2.12 in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Loans as set forth in
Section 2.11 in any subsequent year.

     "VOTING STOCK" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "WHOLLY OWNED SUBSIDIARY" shall mean a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or one or more other Wholly Owned Subsidiaries.

     "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     SECTION 1.03. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurocurrency Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurocurrency Borrowing").

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on the Closing Date in a principal amount not to exceed its Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed.

     (b) Each Lender having an Incremental Loan Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Loan Assumption Agreement, to make Incremental Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Loan Commitment. Amounts paid or prepaid in respect of Incremental Loans may not be reborrowed.

     SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $3,000,000 (except, with respect to any Incremental Borrowing, to the extent otherwise provided in the related Incremental Loan Assumption Agreement).

     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Sections 2.14 or 2.20 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m. (New York City time) and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon (New York City time) three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon (New York City time) one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in
Section 2.11.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns substantially in the form of Exhibit E. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. ADMINISTRATIVE AGENT FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee

Letter at the times and in the amounts specified therein (the "ADMINISTRATIVE AGENT FEES").

     SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. DEFAULT INTEREST. Immediately upon the occurrence of an Event of Default (until such Event of Default has been waived or cured), the outstanding principal amount of all Loans shall bear interest at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum.

     SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

     SECTION 2.09. TERMINATION OF COMMITMENTS. The Commitments (other than any Incremental Loan Commitments, which shall terminate as provided in the related Incremental Loan Assumption Agreement) shall automatically terminate upon the earlier to occur of (a) the making of the Loans on the Closing Date and (b) 5:00 p.m. (New York City time) on December 31, 2005.

     SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written or fax notice) to the Administrative Agent (a) not later than 12:00 noon (New York City time) one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon (New York City time) three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 noon (New York City time) three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings comprised of Loans or

     Other Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Borrowings comprised of Loans or Other Loans, as applicable, would not be at least equal to the principal amount of Borrowings to be paid on such Term Loan Repayment Date; and

          (viii) after the occurrence and during the continuance of a Default specified in clause (b) or (c) of Article VII (without regard to any applicable grace period in such clause (c)), no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

     SECTION 2.11. REPAYMENT OF BORROWINGS. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "REPAYMENT DATE"), a principal amount of the Loans other than Other Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(e) and 2.22(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

QUARTERLY REPORTING PERIOD        SCHEDULED
    ENDING ON OR ABOUT       REPAYMENT OF LOANS
--------------------------   ------------------
March 31, 2006                 $   125,000.00
June 30, 2006                  $   125,000.00
September 30, 2006             $   125,000.00
December 31, 2006              $   125,000.00
March 31, 2007                 $   125,000.00
June 30, 2007                  $   125,000.00
September 30, 2007             $   125,000.00

QUARTERLY REPORTING PERIOD        SCHEDULED
    ENDING ON OR ABOUT       REPAYMENT OF LOANS
--------------------------   ------------------
December 31, 2007              $   125,000.00
March 31, 2008                 $   125,000.00
June 30, 2008                  $   125,000.00
September 30, 2008             $   125,000.00
December 31, 2008              $   125,000.00
March 31, 2009                 $   125,000.00
June 30, 2009                  $   125,000.00
September 30, 2009             $   125,000.00
December 31, 2009              $   125,000.00
March 31, 2010                 $   125,000.00
June 30, 2010                  $   125,000.00
September 30, 2010             $   125,000.00
December 31, 2010              $   125,000.00
March 31, 2011                 $   125,000.00
June 30, 2011                  $   125,000.00
September 30, 2011             $   125,000.00
December 31, 2011              $   125,000.00
March 31, 2012                 $   125,000.00
June 30, 2012                  $   125,000.00
September 30, 2012             $   125,000.00
Maturity Date                  $46,625,000.00
                               --------------
TOTAL:                         $50,000,000.00
                               ==============

     (ii) The Borrower shall pay to the Administrative Agent, for the account of the Incremental Lenders, on each Incremental Loan Repayment Date, a principal amount of the Other Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(e)) equal to the amount set forth for such date in the applicable Incremental Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

     (b) In the event and on each occasion that the Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

     (c) To the extent not previously paid, all Loans and Other Loans shall be due and payable on the Maturity Date and the Incremental Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

     (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

     SECTION 2.12. OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephonic notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 noon (New York City time); provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

     (b) Optional prepayments of Loans shall be applied against the remaining scheduled installments of principal due in respect of the Loans under Section
2.11 as directed by the Borrower.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

     SECTION 2.13. MANDATORY PREPAYMENTS. (a) Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.13(e).

     (b) In the event and on each occasion that a Specified Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Specified Equity Issuance, apply 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.13(e); provided, however, that if such Specified Equity Issuance is the first public offering of the Borrower's common stock or the common stock of Holdings after the Closing Date, the amount of Net Cash Proceeds therefrom for purposes of this Section 2.13(b) shall be reduced by the amount of such Net Cash Proceeds that is applied to purchase, repurchase, redeem or otherwise acquire Senior Notes pursuant to the "equity clawback" provisions set forth in the Senior Note Indenture to the extent such purchase, repurchase, redemption or other acquisition is permitted hereunder, with the amount so applied to be certified by a Financial Officer of the Borrower in a certificate delivered to the Administrative Agent.

     (c) No later than the earlier of (i) 90 days after the end of each Annual Reporting Period of the Borrower, commencing with the Annual Reporting Period ending on or about March 25, 2007, and (ii) the date on which the financial statements with respect to

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                                                                              49


such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(e) in an aggregate principal amount equal to the excess (if any) of (A) 50% of Excess Cash Flow for the Annual Reporting Period then ended minus (B) Voluntary Prepayments made during such Annual Reporting Period; provided that such percentage set forth in clause
(A) shall be reduced to (x) 25% if the Consolidated Leverage Ratio as of the end of such Annual Reporting Period was less than 4.50 to 1.00 and (y) 0% if the Consolidated Leverage Ratio as of the end of such Annual Reporting Period was less than 3.75 to 1.00.

     (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of (i) Indebtedness for money borrowed permitted pursuant to Section 6.01(b), (ii) Incremental Loans Incurred in accordance with Section 6.01 or (iii) Indebtedness of Holdings the proceeds of which are used to finance the acquisition of (A) assets constituting all or substantially all the assets of a Person or a line of business, division or segment of a Person or (B) not less than 100% of the Capital Stock (other than directors' qualifying shares) of a Person), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(e).

     (e) Mandatory prepayments of outstanding Loans under this Agreement shall be allocated pro rata between the Loans and the Other Loans and applied pro rata against the remaining scheduled installments of principal due in respect of the Loans and the Other Loans under Sections 2.11(a)(i) and (ii), respectively.

     (f) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

     SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any

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                                                                              50


Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) A certificate of a Lender setting forth the amount or amounts (and the calculations thereof in reasonable detail) necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section
2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

     SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be

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                                                                              51


     continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss (other than loss of margin) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder or an assignment (other than pursuant to Section 2.21) by such Lender, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     SECTION 2.17. PRO RATA TREATMENT. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing, the Administrative Agent Fees or any other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. (New York City time) on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010.

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                                                                              53


The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

     (c) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing, the Administrative Agent Fees or any other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

     SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount (and the calculation thereof in reasonable detail) and nature of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f) If any Lender determines (in its sole discretion) that it has received a refund in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall promptly pay such refund to the Borrower, net of all out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.19(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other Person.

     SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which

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                                                                              55


assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section 2.21(a).

     (b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or
(y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.22. INCREMENTAL LOANS. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Loan Commitments in an amount not to exceed the Incremental Loan Amount from one or more Incremental

Lenders, which may include any existing Lender; provided that each Incremental Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Loan Amount), (ii) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Loan Commitments are commitments to make additional Loans or commitments to make term loans with terms different from the Loans ("OTHER LOANS").

     (b) The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Lender. Each Incremental Loan Assumption Agreement shall specify the terms of the Incremental Loans to be made thereunder; provided that no Default or Event of Default shall exist at the time of, or after giving effect to, the Incurrence of any Incremental Loans and, without the prior written consent of the Required Lenders, (i) the Financial Performance Covenants would be satisfied on a pro forma basis on the date of Incurrence of such Incremental Loans and for the most recent determination period (after giving effect to the Incurrence of such Incremental Loans and other customary and appropriate pro forma adjustment events (including certain acquisitions or dispositions after the beginning of the relevant determination period, but prior to or simultaneously with the Incurrence of such Incremental Loans) reasonably satisfactory to the Administrative Agent), (ii) the final maturity date of any Other Loans shall be no earlier than the Maturity Date,
(iii) the Average Life of any Other Loans shall be no shorter than the Average Life of the Loans, (iv) following the Incurrence of such Incremental Loans, the Loans shall benefit from the same financial maintenance covenants (if any) and, to the extent more favorable to the Lenders (as reasonably determined by the Administrative Agent), other additional covenants (if any) applicable to any Other Loans, (v) to the extent inconsistent with the terms of this Agreement, the other terms and conditions in respect of any Other Loans shall be reasonably satisfactory to the Administrative Agent, and (vi) if the initial yield on any Other Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Loans and (y) if such Other Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Loans, being referred to herein as "OID"), the amount of such OID divided by the lesser of (A) the Average Life of such Other Loans and
(B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the "YIELD DIFFERENTIAL") the Applicable Percentage then in effect for Eurodollar Loans, then the Applicable Percentage then in effect for Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the

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                                                                              57


effectiveness of any Incremental Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitments and the Incremental Loans evidenced thereby, as well as, to the extent applicable, any modifications to the covenants set forth herein as contemplated above in this Section 2.22(b).

     (c) Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Article IV shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) except as otherwise specified in the applicable Incremental Loan Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Lenders to the extent requested thereby) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Article IV (and relevant thereto).

     (d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Loans), when originally made, are included in each Borrowing of outstanding Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Borrowing to be converted into an ABR Borrowing on the date of each Incremental Loan, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing on a pro rata basis. Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Loan Assumption Agreement. In addition, to the extent any Incremental Loans are not Other Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Loans shall be ratably increased by the aggregate principal amount of such Incremental Loans.

     SECTION 2.23. CHANGE OF CONTROL. (a) The Borrower shall (i) within 30 days following the occurrence of a Change of Control, make an offer to all Lenders to prepay all Loans pursuant to a Change of Control Offer (as defined in paragraph
(b) of this Section 2.23) at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment, in accordance with the terms contemplated in this Section 2.23, and
(ii) prepay all the Loans of all Lenders properly accepting such offer of prepayment in accordance with such Change of Control Offer.

     (b) A "CHANGE OF CONTROL OFFER" means a notice delivered to the Administrative Agent (which will promptly furnish such notice to the Lenders) stating:

          (i) that a Change of Control has occurred and that such Lender has the right to require the Borrower to prepay all or a portion of such Lender's Loans at

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                                                                              58


     a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of prepayment;

          (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (iii) the Change of Control prepayment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered);

          (iv) Lenders electing to have any Loans prepaid pursuant to a Change of Control Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control prepayment date; and

          (v) that Lenders will be entitled to withdraw their election to require the Borrower to prepay their Loans; provided that the Administrative Agent receives, not later than the close of business on the last day of the offer period, a notice setting forth the name of the Lender, the principal amount of Loans tendered for prepayment, and a statement that such Lender is withdrawing its election to have such Loans prepaid.

     (c) On the prepayment date, the Borrower shall prepay the Loans of all Lenders who accept the Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment. If at the time of any prepayment pursuant to this Section 2.23 there shall be outstanding Borrowings of different Types or Eurodollar Borrowings with different Interest Periods, and if some but not all Lenders shall have accepted such Change of Control Offer, then the aggregate amount of such prepayment shall be allocated ratably to each outstanding Borrowing that comprises the Loans of the accepting Lenders. All prepayments of Loans under this Section 2.23 shall be subject to Section 2.16.

     (d) Notwithstanding the foregoing provisions of this Section 2.23, the Borrower shall be deemed to have made a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 2.23(b) applicable to a Change of Control Offer made by the Borrower and prepays all Loans as to which offers for prepayment have been validly accepted and not withdrawn pursuant to the terms of such Change of Control Offer.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

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                                                                              59


     SECTION 3.01. ORGANIZATION; POWERS. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate or limited liability company power, as appropriate, and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. AUTHORIZATION. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any applicable provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect or which are not material to the consummation of the Transactions.

     SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder's equity and cash flows (i) as of and for the Annual Reporting Periods ended March 30, 2003, March 28, 2004 and March 27, 2005, each audited by and accompanied

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                                                                              60


by the opinion of Pricewaterhouse Coopers LLP, independent public accountants,
(ii) as of and for each Quarterly Reporting Period subsequent to March 27, 2005 ended at least 30 days before the Closing Date, each certified by its chief financial officer and (iii) as of and for each Monthly Reporting Period subsequent to the date of the most recent unaudited quarterly financial statements furnished under clause (ii) ended at least 30 days before the Closing Date, each certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

     (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the Quarterly Reporting Period ended on or about September 11, 2005, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the period of four consecutive Quarterly Reporting Periods ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information reasonably available to the Borrower as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

     SECTION 3.06. NO MATERIAL ADVERSE CHANGE. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, financial condition or operating results of Holdings, the Borrower and the Subsidiaries, taken as a whole, since March 27, 2005.

     SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by
Section 6.02.

     (b) Each material lease to which Holdings, the Borrower or any Subsidiary is a party is in full force and effect and each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

     SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on
Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     (c) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. AGREEMENTS. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction the compliance with which could reasonably be expected to result in a Material Adverse Effect.

     (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

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                                                                              62


     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

     SECTION 3.14. TAX RETURNS. Each of the Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, material state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves and (b) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain as of the date furnished any material misstatement of fact or omitted, omits or will omit to state as of the date furnished any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time (it being understood that projections are subject to significant uncertainty and contingencies many of which are beyond the control of the Borrower and that no assurances can be given that such projections will be realized).

     SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date

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                                                                              63


applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

     (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of Holdings, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings, the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of all such Foreign Pension Plans.

     SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. SECURITY DOCUMENTS. (a) The Guarantee, Collateral and Intercreditor Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a

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                                                                              64


legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee, Collateral and Intercreditor Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee, Collateral and Intercreditor Agreement) is delivered to the Collateral Agent, the Lien created under Guarantee, Collateral and Intercreditor Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee, Collateral and Intercreditor Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral to the extent such Collateral can be perfected by filing a financing statement (other than Intellectual Property, as defined in the Guarantee, Collateral and Intercreditor Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

     (b) Upon the recordation of the Guarantee, Collateral and Intercreditor Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a) and provided that such filings are made within the time periods required by applicable law governing perfection of security interests in the United States, the Lien created under the Guarantee, Collateral and Intercreditor Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee, Collateral and Intercreditor Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on U.S. registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

     (c) The Mortgages (if any) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the recording offices specified in writing by the Borrower or any other Loan Party pursuant to its compliance with Section 5.12, such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

     SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a) As of the Closing Date neither the Borrower nor any of its subsidiaries owns any real property.

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                                                                              65


     (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all material real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 3.20(b).

     SECTION 3.21. LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound. Except to the extent any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.

     SECTION 3.22. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, taken as a whole, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

     (a) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

     (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

     (d) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) each local counsel listed on Schedule IV(d), in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

     (e) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to the Administrative Agent.

     (f) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or other equivalent formation document), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the state of its organization, and a certificate as to the good standing (or similar concept) of each Loan Party as of a recent date, from such Secretary of State
(or other similar official), (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other equivalent formation document) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing (to the extent applicable) furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above, and (iv) such other documents as the Administrative Agent may reasonably request.
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                                                                              67


     (g) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Article IV.

     (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

     (i) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

     (j) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of Holdings and the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

     (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section
5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

     (l) The Borrower shall have received gross cash proceeds of not less than $175,000,000 from the issuance of the Senior Notes, of which $30,000,000 principal amount of such Senior Notes shall have been resold to CVC Capital Funding, Inc., the purchase price for which shall have been paid in cash using cash proceeds received by CVC Capital Funding, Inc. from the Borrower in connection with the prepayment in full of the Existing Senior Subordinated Notes, which shall have been delivered to the Borrower for cancellation, and the Administrative Agent shall have received reasonably satisfactory evidence of the cancelation of the Existing Senior Subordinated Notes and of all other loan documents in respect thereof. The terms and conditions of the Senior Notes and the provisions of the Senior Note Documents shall be satisfactory to the Lenders. The Administrative Agent shall have received copies of the Senior Note Documents, certified by a Financial Officer as being complete and correct.

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                                                                              68


     (m) The Revolving Loan Credit Agreement shall have been executed and delivered by the parties thereto and shall have become effective in accordance with its terms, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

     (n) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement,
(b) Indebtedness under the Revolving Loan Credit Agreement (if any), (c) the Senior Notes, (d) the Existing PIK Notes and (e) Indebtedness set forth on
Schedule 6.01.

     (o) The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

     (p) The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.

     (q) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

     (r) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

     (s) All Indebtedness in respect of the Existing PIK Notes shall have been fully subordinated to the Obligations and each obligee in respect of the Existing PIK Notes shall have entered into a subordination agreement in form and substance reasonably acceptable to the Administrative Agent effecting such subordination.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been

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                                                                              69


terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document (other than obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made or, in the case of indemnifications, no notice has been given) shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. EXISTENCE; COMPLIANCE WITH LAWS; BUSINESSES AND PROPERTIES.
(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.08.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except where the failure to do so could reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (except in respect of ordinary wear and tear and casualty damage) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted substantially as currently conducted at all times.

     SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is prudent in the reasonable business judgment of the Borrower, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the

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                                                                              70


Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be cancelled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

     (c) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Loan Party; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

     SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted pursuant to Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

     SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each
Lender:

     (a) within 90 days after the end of each Annual Reporting Period, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such Annual Reporting Period and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Annual Reporting Period, all audited by Pricewaterhouse Coopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a "going concern" or like qualification or exception and without any

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                                                                              71


qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Sections 6.10 through 6.12 hereof insofar as they relate to accounting terms;

     (b) within 45 days after the end of each of the first three Quarterly Reporting Periods of each Annual Reporting Period, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries (excluding Network Publications Canada, Inc. prior to the delivery of a Change of Reporting Period Notice) as of the close of such Quarterly Reporting Period and the results of its operations and the operations of such Subsidiaries during such Quarterly Reporting Period and the then elapsed portion of the Annual Reporting Period, and comparative figures for the same periods in the immediately preceding Annual Reporting Period, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (c) within 30 days after the end of the first two Monthly Reporting Periods of each Quarterly Reporting Period, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries (excluding Network Publications Canada, Inc. prior to the delivery of a Change of Reporting Period Notice) during such Monthly Reporting Period and the then elapsed portion of the Annual Reporting Period, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (d) concurrently with any delivery of financial statements under paragraph
(a), (b) or (c) above, a certificate of the Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrower's calculation of Excess Cash Flow;

     (e) concurrently with any delivery of consolidated financial statements under clause (a) or (b) above, the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

     (f) within 90 days after the beginning of each Annual Reporting Period of the Borrower, a detailed consolidated budget for such Annual Reporting Period (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Annual Reporting Period and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (h) promptly after the receipt thereof by Holdings or the Borrower or any of their respective subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's response thereto;

     (i) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

     (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000;

     (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

     (e) any change in the ratings of the Credit Facilities by S&P or Moody's, or any notice from either such agency indicating its intent to effect such a change or to place the Borrower or the Credit Facilities on a "CreditWatch" or "WatchList" or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Credit Facilities.

     SECTION 5.06. INFORMATION REGARDING COLLATERAL. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding Annual Reporting Period pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

     SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS; MAINTENANCE OF RATINGS. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit during regular business hours and upon reasonable prior notice any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor (provided that a member of management of the applicable Loan Party shall be afforded a reasonable opportunity to be present at any meeting with such accountants).

     (b) In the case of Holdings and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody's.

     SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.

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                                                                              74


     SECTION 5.09. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of Holdings or the Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or the Borrower proposes to take with respect thereto.

     SECTION 5.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws in all material respects; provided, however, that none of Holdings, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

     SECTION 5.11. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default (as determined by the Borrower in good faith in consultation with the Administrative Agent), at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

     SECTION 5.12. FURTHER ASSURANCES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause each subsequently acquired or organized Domestic Restricted Subsidiary, each Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary and, to the extent no adverse tax consequences to the Borrower would result therefrom (as reasonably determined in good faith by the Borrower), each subsequently acquired or organized Foreign Subsidiary to become a Loan Party by executing the Guarantee, Collateral and

Intercreditor Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Restricted Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this
Section 5.12 and shall cause any Mortgaged Property to be covered by insurance arrangements reasonably satisfactory to the Collateral Agent. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Restricted Subsidiaries of any real property (or any interest in real property) having a value in excess of $250,000 (any such property (or interest) as the Administrative Agent or the Required Lenders shall designate in writing, the "MORTGAGED PROPERTIES").

     (b) With respect to any Mortgaged Property, (i) duly execute and deliver to the Collateral Agent the Mortgage relating thereto, which Mortgage shall be in full force and effect (and each such Mortgaged Property shall not be subject to any Lien (other than those permitted under Section 6.02)), (ii) file and record such Mortgage in the applicable recording office designated in writing by the Borrower or other applicable Loan Party (or deliver to the Collateral Agent a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Mortgage as a first lien on such Mortgaged Property (subject to any Lien permitted under Section 6.02)) and, in connection therewith, deliver to the Collateral Agent evidence satisfactory to it of each such filing and recordation and (iii) deliver to the Collateral Agent such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring such Mortgage as a valid first lien on such Mortgaged Property, free of Liens (other than those permitted under Section 6.02), together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of such Mortgage or as reasonably requested by the Collateral Agent or the Required Lenders.

     SECTION 5.13. MAINTENANCE OF CORPORATE SEPARATENESS. Satisfy, and cause each of its Subsidiaries to satisfy, customary corporate or limited liability company formalities, including the maintenance of corporate and business records. No Loan Party nor any Subsidiary shall make any payment to a creditor of another Loan Party or Subsidiary (other than pursuant to a Guarantee by the first Loan Party) in respect of any liability of such other Loan Party or Subsidiary, and no bank account of any Loan Party or Subsidiary shall be commingled with any bank account of any other Loan Party or Subsidiary. Any financial statements distributed to any creditors of any Loan Party or any Subsidiary shall, to the extent permitted under GAAP, clearly establish the corporate separateness of each Loan Party and each Subsidiary from each other Loan Party and each other Subsidiary. No Loan Party nor any Subsidiary shall take any action, or conduct its affairs in a manner, which is reasonably likely to result in the corporate existence of such Loan Party or Subsidiary, or any other Loan Party or Subsidiary, being ignored, or in the assets and liabilities of any Loan Party or Subsidiary being substantively consolidated with those of any other Loan Party or Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 6.01. LIMITATION ON INDEBTEDNESS. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Borrower or any Subsidiary Guarantor will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, (i) the Consolidated Leverage Ratio would be less than (A) 6.00 to 1.00 if such Indebtedness is Incurred on or prior to May 31, 2007, (B) 5.75 to 1.00 if such Indebtedness is Incurred after May 31, 2007 and on or prior to November 30, 2008, or (C) 5.50 to 1.00 if such Indebtedness is Incurred after November 30, 2008, and (ii) if such Indebtedness to be Incurred is Senior Indebtedness, then the Senior Leverage Ratio would be less than (A) 5.25 to 1.00 if such Senior Indebtedness is Incurred on or prior to May 31, 2007 or (B) 5.00 to 1.00 if such Senior Indebtedness is Incurred after May 31, 2007.

     (b) Notwithstanding the foregoing paragraph (a), the Borrower and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

          (i) Indebtedness Incurred by the Borrower or any Subsidiary Guarantor pursuant hereto and the other Loan Documents and pursuant to the Revolving Loan Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (i) and then outstanding does not exceed the greater of (A) $85,000,000 less the sum of all principal payments with respect to such Indebtedness pursuant to Section 2.13 and (B) the sum of (1) 50% of the book value of the inventory of the Borrower and its Restricted Subsidiaries and (2) 80% of the book value of the accounts receivable of the Borrower and is Restricted Subsidiaries;

          (ii) Indebtedness owed to and held by the Borrower or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of the Obligations, and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee.

          (iii) the incurrence by the Borrower and any Subsidiary Guarantor of Indebtedness represented by the Senior Notes issued on the Closing Date (including Guarantees thereof) and the exchange notes and related exchange Guarantees to be issued in exchange for the Senior Notes pursuant to the registration rights agreement entered into with the initial purchasers of the Senior Notes in connection with the issuance thereof (other than any Additional Notes (as defined in the Senior Note Indenture));

          (iv) Indebtedness outstanding on the Closing Date (other than Indebtedness described in clauses (i), (ii) or (iii) of this paragraph (b)) and set forth in Schedule 6.01;

          (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Borrower would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this
     Section 6.01;

          (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) of this Section 6.01 or clauses (iii), (iv), (v),
     (x) or this clause (vi) of this paragraph (b); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (v) of this paragraph (b), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

          (vii) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation and directly related to Indebtedness permitted to be Incurred by the Borrower and its Restricted Subsidiaries pursuant to this Agreement, or (B) Commodity Agreements related to the prices of raw materials purchased by the Borrower and its Restricted Subsidiaries;
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                                                                              78


          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (ix) any Guarantee by the Borrower or a Subsidiary Guarantor of Indebtedness of the Borrower or any Subsidiary so long as the Incurrence of such Indebtedness by the Borrower or such Subsidiary Guarantor is permitted under the terms of this Agreement;

          (x) Indebtedness of the Borrower and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Loans tendered in an offer to prepay made as a result of a Change of Control;

          (xi) Indebtedness (including Capital Lease Obligations) Incurred by the Borrower or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Related Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and any Indebtedness that Refinances any Indebtedness Incurred under this clause (xi); provided, however, that the aggregate principal amount of all Indebtedness then outstanding and incurred pursuant to this clause (xi) does not exceed the greater of (A) $15,000,000 and (B) 3.0% of Consolidated Total Assets;

          (xii) Indebtedness Incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (xiii) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustments to purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such disposed business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and any Restricted Subsidiaries in connection with such disposition;

          (xiv) obligations in respect of performance, bid, surety and appeal bonds and performance and completion guarantees provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

          (xv) Indebtedness Incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Restricted Subsidiaries, other than a Securitization Subsidiary;

          (xvi) Indebtedness consisting of promissory notes issued by the Borrower or any Subsidiary Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Borrower or any of its direct or indirect parent entities permitted by
     Section 6.03;

          (xvii) Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this clause (xvii) and then outstanding, does not exceed the greater of (A) $5,000,000 and (B) 5% of Consolidated Foreign Assets as of the end of the Borrower's most recent Quarterly Reporting Period for which financial statements are available; and

          (xviii) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the date of such Incurrence and Incurred pursuant to this clause (xviii), does not exceed $10,000,000.

     (c) For purposes of determining compliance with this Section 6.01:

          (i) any Indebtedness Incurred under the Credit Agreements will be treated as Incurred on the Closing Date under clause (i) of paragraph (b) of this Section 6.01;

          (ii) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Borrower, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

          (iii) the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

          (iv) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to paragraph (a) of this Section 6.01 or pursuant to any clause in paragraph (b) of this Section 6.01 (other than clause (i) of such paragraph (b)) may later be reclassified by the Borrower such that it will be deemed as having been Incurred pursuant to such paragraph (a) or any clause of such paragraph (b) to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph (a) or such clause of such paragraph (b) at the time of such reclassification.

     SECTION 6.02. LIMITATION ON LIENS. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned on the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

     SECTION 6.03. LIMITATION ON RESTRICTED PAYMENTS. (a) The Borrower will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment:

          (i) a Default shall have occurred and be continuing (or would result therefrom);

          (ii) the Borrower is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 6.01(a); or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the Fair Market Value of such property) since the Closing Date would exceed 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2005 to the end of the most recent Quarterly Reporting Period for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit).

     (b) The provisions of paragraph (a) of this Section 6.03 shall not prohibit:

          (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or to a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees and provided, however, that if such issuance or sale shall constitute a Specified Equity Issuance, the amount of the Net Cash Proceeds therefrom for purposes of this clause (i) shall be reduced by the amount of such Net Cash Proceeds that is required to be applied to prepay outstanding Loans pursuant to Section 2.13(b)) or a substantially concurrent cash capital contribution received by the Borrower from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be

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                                                                              81


     excluded from the calculation of amounts under clause (iii)(B) of paragraph
     (a) of this Section 6.03;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Borrower or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, other Subordinated Obligations of such Person which is permitted to be Incurred pursuant to
     Section 6.01; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the payment of such dividend (but not the declaration) shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Borrower, any of its direct or indirect parent entities (including Holdings) or any of its Subsidiaries from employees, former employees, directors, former directors, consultants or former consultants of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors, consultants or former consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $5,000,000; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Borrower and, to the extent contributed to the Borrower from the sale of Capital Stock of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Closing Date plus (B) the cash proceeds of "key man" life insurance policies received by the Borrower or its Restricted Subsidiaries after the Closing Date less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause
     (iv) (provided, however, that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by such clauses (A) and (B) to an increase in the amount of Restricted Payments that may be made pursuant to clause (iii) of paragraph (a) of this Section 6.03); provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (v) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 6.01; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower; provided, however, that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 6.03 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (viii) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Borrower or any Subsidiary Guarantor or Preferred Stock of the Borrower or any Restricted Subsidiary, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, or 101% of the liquidation preference or face amount of such Preferred Stock, plus, in each case any accrued and unpaid interest or dividends thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Borrower (or a third party to the extent permitted by this Agreement) has made a Change of Control Offer with respect to the Loans as a result of such Change of Control and has prepaid all Loans validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

          (ix) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 6.01; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (x) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Closing Date and the declaration and payment of dividends to any direct or indirect parent entity of the Borrower the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent entity of the Borrower issued after the Closing Date; provided, however, that (A) for the most recently ended four full Quarterly Reporting Periods for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon that would be payable during such four full Quarterly Reporting Periods) on a pro forma basis, the Borrower would have had a Consolidated Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (x) does not exceed the Net Cash Proceeds actually received by the Borrower from any such sale of such Designated Preferred Stock issued after the Closing Date, less the amount of such Net Cash Proceeds that is required to prepay outstanding Loans pursuant to Section 2.13(b); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xi) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at the time outstanding, not to exceed $7,500,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xii) the payment of dividends on the Borrower's common stock following the first public offering of the Borrower's common stock or the common stock of Holdings after the Closing Date, of up to 6.0% per annum of the Net Cash Proceeds received by or contributed to the Borrower after the Closing Date in any such public offering, other than public offerings with respect to the Borrower's common stock or the common stock of such parent entities registered on Form S-4 or Form S-8; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

          (xiii) Investments that are made with Excluded Contributions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xiv) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xv) the declaration and payment of dividends to, or the making of loans to, Parent (or to Holdings to enable it to declare and pay dividends to Parent) in amounts required for Parent to pay, without duplication:

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                                                                              84


          (A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

          (B) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers and employees of Parent or Holdings to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

          (C) general corporate overhead expenses for Parent or Holdings to the extent such expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

          (D) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by Parent or Holdings; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xvi) the payment to Parent of an amount equal to the aggregate amount of management, consulting, monitoring and advisory fees and related reasonable expenses that Parent is obligated to pay to the Sponsor or any of its Affiliates (without duplication of any similar amounts payable by the Borrower) pursuant to the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the Lenders in any material respect than the Management Agreement); provided, however, that at the time of and after giving effect to such payment, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xvii) payments to Parent in connection with the existence of, or the performance by such parent entity of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Closing Date and any similar agreement that it may enter into thereafter); provided, however, that at the time of and after giving effect to such payment, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that the existence of, or the performance by such parent entity of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause
     (xvii) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to Lenders in any material respect than the original agreement as in effect on the Closing Date; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xviii) for so long as the Borrower is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Borrower and the Restricted Subsidiaries ("TAX PAYMENTS"); provided, however, that the aggregate Tax Payments made since the Closing Date shall not exceed the lesser of:

          (A) the aggregate amount since the Closing Date of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with the Restricted Subsidiaries that are members of the Borrower's consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Borrower and such Restricted Subsidiaries from other taxable years; and

          (B) the aggregate amount of the relevant tax that Parent actually owes to the appropriate taxing authority after the Closing Date; provided further, however, that (1) any Tax Payments received from the Borrower shall be paid over to the appropriate taxing authority within 30 days of Parent's receipt of such Tax Payments or refunded to the Borrower and (2) such Tax Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (xix) payments to Parent to the extent necessary to enable Parent to retire in full, including accrued and unpaid interest and any prepayment penalties associated therewith, the Existing PIK Notes outstanding on the Closing Date; provided, however, that the Consolidated Leverage Ratio of the Borrower, after giving effect to the making of such payments and the Incurrence of any Indebtedness related thereto, shall be less than 4.5 to 1.0; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

          (xx) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (xx), does not exceed $7,500,000; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be excluded in the calculation of the amount of Restricted Payments.

     SECTION 6.04. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions on its Capital Stock to the Borrower or a Restricted Subsidiary or pay any Indebtedness owed to the Borrower, (y) make any loans or advances to, or repay any loans or advances from, the Borrower or (z) transfer any of its property or assets to the Borrower, except:

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                                                                              86


     (a) with respect to clauses (x), (y) and (z) above,

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) above or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) above or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (iv) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (v) any encumbrance or restriction existing under Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Financing; provided, however, that such restrictions apply only to such Securitization Subsidiary; and

          (vi) restrictions in agreements governing Indebtedness Incurred after the Closing Date that are, taken as a whole, no less favorable in any material respect to the Lenders than restrictions contained in agreements governing Indebtedness in effect on the Closing Date;

     (b) with respect to clause (z) above only,

          (i) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (ii) any encumbrance or restriction contained in security agreements, pledges, or mortgages securing Indebtedness or in Capital Lease Obligations of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, pledges, mortgages or Capital Lease Obligations;

          (iii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (iv) any encumbrance or restriction consisting of customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, license agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

          (v) restrictions arising from any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement;

          (vi) restrictions pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary; and

          (vii) any encumbrance or restriction arising under applicable law, rule, regulation or order.

     SECTION 6.05. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (i) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Sale;

          (ii) at least 75% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or cash equivalents or Additional Assets; provided, however, that the 75% limitation set forth in this clause (ii) will not apply to any Asset Sale in which the cash or cash equivalents received therefrom, determined in accordance with paragraph (b) of this Section 6.05, are equal to or greater than the after-tax cash and cash equivalents that would have been received therefrom had such provision applied; and

          (iii) an amount equal to 100% of the Net Cash Proceeds from such Asset Sale is applied by the Borrower in accordance with Section 2.13.

     (b) For the purposes of this Section 6.05, the following are deemed to be cash or cash equivalents:

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                                                                              88


          (i) the assumption or discharge of liabilities of the Borrower (other than obligations in respect of Disqualified Stock of the Borrower or in respect of liabilities that are by their terms subordinated to the Obligations) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or in respect of liabilities that are by their terms subordinated to the Subsidiary Guarantee of a Subsidiary Guarantor) and the release of the Borrower or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Sale;

          (ii) securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, to the extent of the cash received in that conversion; and

          (iii) Designated Noncash Consideration in an amount not to exceed in the aggregate at any one time outstanding the greater of (A) $10,000,000 and (B) 2.0% of Consolidated Total Assets as of the end of the Borrower's most recent Quarterly Reporting Period for which internal financial statements are available.

     SECTION 6.06. LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into, make or amend any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an "AFFILIATE TRANSACTION") unless:

          (i) the terms of the Affiliate Transaction are no less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (ii) if such Affiliate Transaction involves an amount in excess of $5,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Borrower disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (i) above are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (iii) if such Affiliate Transaction involves an amount in excess of $15,000,000, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Borrower and its Restricted Subsidiaries or is not less favorable to the Borrower and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

     (b) The provisions of paragraph (a) of this Section 6.06 shall not prohibit:

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                                                                              89


          (i) any Investment (other than an Investment described in clauses (a) and (b) of the definition of "Permitted Investment") or other Restricted Payment, in each case permitted to be made pursuant to Section 6.03, other than a Restricted Payment made pursuant to Section 6.03(b)(i);

          (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

          (iii) loans or advances to employees in the ordinary course of business of the Borrower or its Restricted Subsidiaries, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time;

          (iv) the payment of reasonable fees to directors of the Borrower and its Restricted Subsidiaries who are not employees of the Borrower or its Restricted Subsidiaries in the ordinary course of business;

          (v) any transaction with the Borrower, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

          (vi) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Borrower;

          (vii) payments made by the Borrower or any Restricted Subsidiary to the Sponsor and any of its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors in good faith pursuant to the Management Agreement;

          (viii) transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an Independent Qualified Party stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of paragraph (a) of this Section 6.06;

          (ix) the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses incurred in connection with the Transactions;

          (x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or its Restricted Subsidiaries, in the reasonable determination of the members of the

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                                                                              90


     Board of Directors or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

          (xi) the entering into of any tax sharing agreement or arrangement and the making of any Tax Payments thereunder to the extent permitted by
     Section 6.03(b)(xviii);

          (xii) any contribution to the capital of the Borrower;

          (xiii) any agreement as in effect on the Closing Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Borrower or the Restricted Subsidiaries) and the transactions evidenced thereby; and

          (xiv) transactions between the Borrower or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower and such director is the sole cause for such Person to be deemed an Affiliate of the Borrower or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other Person.

     SECTION 6.07. LIMITATION ON LINE OF BUSINESS. The Borrower will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business except to the extent as would not be material to the Borrower and the Restricted Subsidiaries, taken as a whole.

     SECTION 6.08. MERGER AND CONSOLIDATION. (a) The Borrower will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "SUCCESSOR BORROWER") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Borrower) shall expressly assume, pursuant to a joinder agreement to this Agreement and supplements to the Loan Documents or other documents or instruments in form and substance satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent, all the obligations of the Borrower under this Agreement and the other Loan Documents;

          (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Borrower or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Borrower or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving pro forma effect to such transaction,
     (A) the Successor Borrower would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 6.01(a) or (B) there would be no increase in the Consolidated Leverage Ratio compared to that immediately prior to such transaction; provided, however, that this clause (iii) will not be applicable to (x) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Borrower or to another Restricted Subsidiary or (B) the Borrower merging with an Affiliate of the Borrower solely for the purpose and with the sole effect of reincorporating the Borrower in another jurisdiction; and

          (iv) the Borrower shall have delivered to the Administrative Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such joinder agreement and such supplements to the Loan Documents and other documents or instruments (if any) comply with this Agreement and the other Loan Documents.

For purposes of this paragraph (a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.

The Successor Borrower will be the successor to the Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Loan Documents, and the predecessor Borrower, except in the case of a lease transaction, shall be released from its obligations hereunder and thereunder.

     (b) The Borrower will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplement to the Guarantee, Collateral and Intercreditor Agreement or other guaranty agreement and supplements to the Loan Documents or other documents or instruments, in each case in a form and substance satisfactory to the Administrative Agent, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the other Loan Documents; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor
     (A) that has been disposed of in its entirety to another Person (other than to the Borrower or a Subsidiary of the Borrower), whether through a merger, consolidation or sale of Capital Stock or assets or (B) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Borrower provides an Officers' Certificate to the Administrative Agent to the effect that the Borrower will comply with its obligations under Section 6.05 in respect of such disposition;

          (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (iii) the Borrower delivers to the Administrative Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplement to the Guarantee, Collateral and Intercreditor Agreement or other guaranty agreement and such supplements to the Loan Documents and other documents or instruments, if any, comply with this Agreement and the other Loan Documents.

     SECTION 6.09. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (a) the Borrower or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 6.01 and (ii) create a Lien on such property securing such Attributable Debt pursuant to Section 6.02;

     (b) the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

     (c) the Borrower applies the proceeds of such transaction in compliance with Section 6.05.

     SECTION 6.10. IMPAIRMENT OF SECURITY INTEREST. Subject to the rights of the holders of Permitted Liens and except as permitted by this Agreement or the other Loan Documents, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty,

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                                                                              93


statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 30 days;

     (d) failure by Holdings or the Borrower for 45 days after receipt of written notice given by the Administrative Agent or the Required Lenders to comply with Section 2.23 (other than a failure to prepay Loans when required under such Section) or Section 6.08;

     (e) failure (other than as set forth in clauses (a), (b), (c) and (d) above) by Holdings, the Borrower or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Administrative Agent or the Required Lenders to comply with any of its other agreements in this Agreement or any other Loan Document;

     (f) (i) Holdings, the Borrower, any Subsidiary Guarantor or any Significant Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than in respect of Earn-Out Consideration as to which the validity or amount thereof is being contested in good faith by appropriate actions or proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with
GAAP), when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (A) this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (B) an event or condition that has given rise to a default in respect of a Financial Performance Covenant shall not constitute an Event of Default hereunder pursuant to this clause (ii) unless and until the earlier to occur of (A) a period of 45 days has elapsed following notice of such Financial Performance Covenant default from the administrative agent or any lender under the Revolving Loan Credit Agreement to the Borrower, or from the Borrower to such administrative agent or any such lender, and (B) the acceleration of the maturity of any of the loans or the termination of any of the commitments under the Revolving Loan Credit Agreement as a result of such Financial Performance Covenant default;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or (iii) the winding-up or liquidation of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (f) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or for a substantial part of the property or assets of Holdings, the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) any judgment or decree for the payment of money in excess of $7,500,000 over amounts covered by insurance policies (as to which the insurer has been notified and has not disclaimed liability) is entered against Holdings, the Borrower, a Subsidiary Guarantor or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary), remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $7,500,000;

     (k) any Guarantee under the Guarantee, Collateral and Intercreditor Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee, Collateral and Intercreditor Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

     (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first-priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee, Collateral and Intercreditor Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

     (m) the Indebtedness under any subordinated Indebtedness of Holdings and its Subsidiaries constituting Material Indebtedness (or any Guarantee thereof) shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

then, and in every such event (other than an event with respect to any Person or group of Persons described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Person or group of Persons described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     In the event of any Event of Default specified in paragraph (f) of the preceding paragraph of this Article, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Administrative Agent or the Lenders if, within 20 days after such Event of Default arose, (i) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders acknowledges and agrees that the bank serving as the Administrative Agent shall also act, subject and in accordance with the terms of the Guarantee, Collateral and Intercreditor Agreement, as the Collateral Agent for the Secured Parties and as the administrative agent for the lenders under the Revolving Loan Credit Agreement.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall be subject to no fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to it by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to it.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

     None of the Lenders or other Persons identified on the facing page of this Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

     (a) if to the Borrower or Holdings, to it at 2305 Newpoint Parkway, Lawrenceville, Georgia 30043, Attention of Dan McCarthy (Fax No. (770) 822-4326), with a copy to (i) Citigroup Venture Capital Equity Partners, L.P. at 399 Park Avenue, 14th Floor, Zone 4, New York, New York 10043, Attention of Ian Highet (Fax No. (212) 888-2940), and (ii) Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, Attention of Armand Della Monica, Esq. (Fax No. (212) 446-6460);

     (b) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, OMA-2, New York, New York 10010, Attention of Agency Group (Fax No.
(212) 325-8304); and

     (c) if to a Lender, to it at its address (or fax number) set forth on
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among Holdings, the Borrower, the

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Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

     SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

     SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

     SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of each of the Administrative Agent and the Borrower (which consent in each case shall not be unreasonably withheld or delayed) (provided that the consent of the Borrower shall not be required for any assignment made to another Lender or an Affiliate or Related Fund of a Lender, during the primary syndication of the Loans to Persons identified by the Administrative Agent to the Borrower on or prior to the Closing Date or after the occurrence and during the continuance of any Default or Event of Default); provided, however, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans) unless the Borrower and the Administrative Agent otherwise consent (provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or

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Related Funds, and no such consent of the Borrower shall be required after the occurrence and during the continuance of any Event of Default), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and provided that only one such fee shall be payable in the case of concurrent assignments to Persons that, after giving effect to such assignments, will be Related Funds), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the

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                                                                             101


Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and the Borrower (if required) to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of

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interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

     (h) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of

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Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     (j) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

     SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower and Holdings agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

     (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative

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                                                                             104


Agent or the Collateral Agent, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined in accordance with Section 2.17.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the

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                                                                             105


other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender, (ii) increase or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or
(v) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments and outstanding Loans on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.

     SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
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                                                                             106


     SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

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                                                                             107


Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. CONFIDENTIALITY. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder,
(e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty

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(or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, "INFORMATION" shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

     SECTION 9.17. USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Holdings and the Borrower, which information includes the name and address of Holdings and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Holdings and the Borrower in accordance with the USA PATRIOT Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        NETWORK COMMUNICATIONS, INC.,


                                        by  /s/ Gerard Parker
                                           -------------------------------------
                                        Name:  Gerard Parker
                                              ----------------------------------
                                        Title:  CFO
                                               ---------------------------------


                                        GALLARUS MEDIA HOLDINGS, INC.,


                                        by  /s/ Gerard Parker
                                           -------------------------------------
                                        Name:  Gerard Parker
                                              ----------------------------------
                                        Title:  CFO
                                               ---------------------------------


                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        individually and as Administrative Agent and Collateral Agent,


                                        by  /s/ Bill O'Daly
                                           -------------------------------------
                                        Name:  Bill O'Daly
                                              ----------------------------------
                                        Title:  Director
                                               ---------------------------------


                                        by  /s/ Cassandra Droogan
                                           -------------------------------------
                                        Name:  Cassandra Droogan
                                              ----------------------------------
                                        Title:  Associate
                                               ---------------------------------

                                                        SIGNATURE PAGE TO
                                             NETWORK COMMUNICATIONS, INC.
                                               TERM LOAN CREDIT AGREEMENT

                                 Name of Institution: National City Bank
                                                      --------------------------


                                 by /s/ Michael Grimes
                                    --------------------------------------------
                                 Name: Michael Grimes
                                       -----------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------

                                 Name of Institution: Wells Fargo Foothill, Inc.
                                                      --------------------------


                                 by /s/ Stephen Schwartz
                                    --------------------------------------------
                                 Name: Stephen Schwartz
                                       -----------------------------------------
                                 Title: SVP
                                        ----------------------------------------